CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-253593) of SiriusPoint Ltd. of our report dated February 25, 2021 relating to the financial statements of Sirius International Insurance Group, Ltd., which appears in this Current Report on Form 8-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
May 7, 2021